POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS
Know all persons by these present, that the undersigned hereby constitutes and appoints each of Samuel L. Hillard, Ramesh Shettigar, Jill L. Urey,
Amanda D. Hart and Holly V. Brodesser of Glatfelter Corporation(the
?Company?) as the undersigned's true and lawful attorney-in-fact, to:
1. Prepare and/or execute for an on behalf of the undersigned, in the undersigned?s capacity as an officer and/or director of the Company, Forms
3, 4, and 5 (including any amendments thereto) to report transactions in the Company?s securities reportable by the undersigned in accordance with the provisions of Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;
2. Seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the attorney-in fact and approves and ratifies any such release of information; and 3. Perform any and all other acts which in the discretion of either such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or any replacement attorney-in-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, and any replacement attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned?s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended or the rules and regulations promulgated thereunder.
This Power of Attorney shall remain in full force and effect until the undersigned is no
longer required to
file Forms, 3, 4 and 5 with respect to the undersigned?s holdings of and transactions in
securities issued
by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this ____ day of March, 2022.

________________________

 Signature

_________________________

 Name (Printed or Typed)